UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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RLI CORP.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI Corp.

Supplement dated March 30, 2021

To The Proxy Statement Dated March 25, 2021

For the 2021 Annual Meeting of Shareholders

To Be Held May 6, 2021

On March 25, 2021, RLI Corp. (“RLI”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2021 Annual Meeting of Shareholders to be held on May 6, 2021 (the “Annual Meeting”).  RLI is providing this supplement to correct certain information with respect to Mr. Kliethermes’ base salary and total compensation for the years 2018 and 2019 in the table appearing on page 47 of the Proxy Statement under the heading “2020 Summary Compensation Table.” The information set forth below corrects this portion of the original table in the Proxy Statement. The footnotes and introduction to the table are provided in the original filing of the Proxy Statement and remain unchanged.

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)(1)	($)	($)	($)(2)	($)(3)	Earnings ($)	($)(4)(5)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Craig W. Kliethermes	2020	525,000	0	0	527,600	2,235,030	–	48,092	3,335,722
President & Chief Operating Officer of the	2019	515,673	0	0	477,750	2,012,726	–	63,179	3,069,328
Company’s principal insurance subsidiaries	2018	490,385	0	0	412,400	928,914	–	29,550	1,861,249

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement. Please refer to the Proxy Statement for additional information regarding the Annual Meeting and voting instructions.